Exhibit 99.1
Sun Country Airlines Reports Second Quarter 2023 Results
Revenue of $261 million, highest second quarter on record(1)
GAAP diluted EPS of $0.35 and operating income of $36 million
Adj. diluted EPS(2) of $0.40 and adjusted operating income(2) of $40 million, highest second quarter on record(1)
MINNEAPOLIS. August 3, 2023. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines,” “Sun Country,” the “Company”) (NASDAQ: SNCY) today reported financial results for its second quarter ended June 30, 2023.

“Sun Country had an historically strong second quarter, in what is typically a seasonally weaker quarter for us,” said Jude Bricker, Chief Executive Officer of Sun Country. “Total revenue was up by 19.2% versus the second quarter 2022 and we produced a GAAP operating margin of 13.6% and an adjusted operating margin(2) of 15.3%. The revenue environment continued to be robust as total average fare increased 2.7% and load factor was up by 2 percentage points versus the second quarter of 2022. This helped to drive a GAAP diluted EPS of $0.35 and an Adjusted diluted EPS(2) of $0.40 in the second quarter. In addition to our excellent performance, our board of directors has authorized an additional $30 million for repurchases of Sun Country shares.”
Overview of Second Quarter

	Three Months Ended June 30,
(unaudited) (in millions, except per share amounts)	2023	2022	% Change
Total Operating Revenue	$261.1	$219.1	19.2
Operating Income	35.6	3.4	956.3
Income (Loss) Before Income Tax	26.8	(4.8)	NM
Net Income (Loss)	20.6	(3.9)	NM
Diluted earnings (Loss) per share	$0.35	$(0.07)	NM

	Three Months Ended June 30,
(unaudited) (in millions, except per share amounts)	2023	2022	% Change
Adjusted Operating Income (2)	$40.0	$3.9	914.2
Adjusted Income (Loss) Before Income Tax (2)	31.3	(2.6)	NM
Adjusted Net Income (Loss) (2)	24.1	(1.8)	NM
Adjusted diluted earnings (Loss) per share (2)	$0.40	$(0.03)	NM

	Six Months Ended June 30,
(unaudited) (in millions, except per share amounts)	2023	2022	% Change
Total Operating Revenue	$555.2	$445.6	24.6
Operating Income	91.4	25.2	262.6
Income Before Income Tax	76.4	1.6	NM
Net Income (Loss)	58.9	(0.3)	NM
Diluted earnings per share	$0.99	$0.00	NM

	Six Months Ended June 30,
(unaudited) (in millions, except per share amounts)	2023	2022	% Change
Adjusted Operating Income (2)	$98.5	$26.7	268.8
Adjusted Income Before Income Tax (2)	83.8	13.0	542.3
Adjusted Net Income (2)	64.5	10.5	514.5
Adjusted diluted earnings per share (2)	$1.08	$0.18	500.0
"NM" stands for not meaningful
For the quarter ended June 30, 2023, Sun Country reported net income of $21 million and income before income tax of $27 million, on $261 million of revenue. Adjusted income before income tax(2) for the quarter was $31 million. GAAP operating income during the quarter was $36 million, while adjusted operating income(2) was $40 million.

“During the quarter, revenue growth continued across our scheduled service, charter and cargo businesses, and the second quarter was our eighth consecutive quarter where year-over-year total revenue growth has exceeded total block hour growth,” said Dave Davis, President and Chief Financial Officer. “Scheduled service TRASM(3) increased 10.3% while scheduled service ASMs increased 5.6% versus second quarter 2022. This contributed to net income of $21 million and an adjusted EBITDA margin(2) of 23.9% for the quarter, and net income of $59 million and an adjusted EBITDA margin of 25.3% year to date. Total flown block hours during the second quarter across all business lines grew by 11.3% year over year. Adjusted CASM(4) was 10.4% higher than second quarter 2022, which reflects declining year-over-year CASM growth versus the first quarter. We expect year-over-year Adjusted CASM(4) trends to continue to improve in the quarters ahead.”
Notable Highlights

•Named the Best Low-Cost Airline in North America by Skytrax at the 2023 World Airline Awards.
•Added nonstop flying from Milwaukee to both Orlando and Phoenix, and increased flying between Milwaukee and Cancun over the busy winter travel period.
•The Company repurchased 416,751 shares at an average price of $17.82 during the second quarter. The board of directors approved an additional $30 million of buyback authority which brings the current repurchase authorization to $32.8 million.
Capacity
System block hours flown during the second quarter of 2023 grew by 11.3% year-over-year. Cargo block hours grew in the second quarter by 10.4% year-over-year as Amazon flying was constrained last year due to scheduled maintenance events. Scheduled service block hours and charter block hours increased by 7.4% and 23.9%, respectively year-over-year on a 21.7% increase in average passenger aircraft.
Charter block hours under long-term contracts comprised 87.2% of the total charter flying performed in the second quarter of 2023. As the Company continues to normalize its aircraft utilization, it intends to pursue more ad-hoc charter flying.
Revenue
For the second quarter of 2023, the Company reported total revenue of $261 million, which was 19.2% more than the second quarter of 2022. The Company’s scheduled service TRASM(3) of 12.74 cents in the second quarter of 2023 increased 10.3% year-over-year while scheduled service ASMs also increased 5.6%. The second quarter 2023 average total fare of $177 exceeded second quarter 2022 by 2.7% and included strong average ancillary revenue per passenger of $66. In the second quarter of 2023, the Company’s charter service revenue was $50 million, an increase of 16.1% year-over-year. On a rate basis, second quarter 2023 charter revenue per block hour was 6.3% lower than the rate in the second quarter of 2022 as lower fuel prices reduced the fuel reimbursement amount that we received from our charter customers.
In the second quarter of 2023, cargo revenue was $25 million, an 18.1% increase versus the second quarter of 2022. The variance was primarily driven by a 10.4% increase in block hours and the annual rate escalation which went into effect in mid-December 2022.
Cost

For the second quarter of 2023, total GAAP operating expenses increased 4.5% year-over-year, primarily due to a 25.9% increase in salaries, wages, and benefits. This increase was driven, in part, by a $3 million one-time vesting of management stock options. Fuel expense decreased by 32.0% compared to second quarter 2022. Adjusted CASM(4) in the second quarter increased 10.4% versus the second quarter 2022 due to a decrease in daily aircraft utilization of 9.5% for the same period.

Balance Sheet and Liquidity
Total liquidity(5) was $263 million on June 30, 2023, while the Company’s net debt(6) was $490 million.

(in millions - amounts may not recalculate due to rounding)	June 30, 2023	December 31, 2022
	(Unaudited)
Cash and Cash Equivalents	$86.9	$92.1
Available-for-Sale Securities	151.5	172.6
Amount Available Under Revolving Credit Facility	24.7	24.7
Total Liquidity	$263.0	$289.4

(in millions - amounts may not recalculate due to rounding)	June 30, 2023	December 31, 2022
	(Unaudited)
Total Debt, net	$448.4	$352.2
Finance Lease Obligations	257.3	251.3
Operating Lease Obligations	22.7	26.1
Total Debt, net, and Lease Obligations	728.5	629.7
Cash and Cash Equivalents	86.9	92.1
Available-for-Sale Securities	151.5	172.6
Net Debt	$490.1	$364.9
Fleet
As of June 30, 2023, the Company had 43 aircraft in its passenger service fleet, operated 12 freighter aircraft in its cargo operation, and had five aircraft held for operating lease.
Guidance for Third Quarter 2023

	Q3 2023	H/(L) vs Q3 2022
Total revenue - millions	$240 to $250	8% to 13%
Economic fuel cost per gallon	$2.90	(26%)
Operating income margin - percentage	6% to 11%	(1pp) to 4pp
Effective tax rate	23%
Total system block hours - thousands	34.5 to 35.5	13% to 16%

Conference Call & Webcast Details
Sun Country Airlines will host a conference call to discuss its second quarter 2023 results at 8:30 a.m. Eastern Time on Friday, August 4, 2023. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call.
About Sun Country Airlines
Sun Country Airlines is a new breed of hybrid low-cost air carrier that dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives ("VFR") passengers and charter customers and providing cargo services, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean.

End Notes

1 -	Records begin in January 2017
2 -	See additional details, including reconciliations to the most comparable GAAP measures, in the section titled “Non-GAAP financial measures”
3 -
Scheduled Service TRASM includes Schedule Service revenue, Ancillary revenue, and ASM generating revenue classified within Other Revenue on the Condensed Consolidated Statement of Operations / Scheduled Service ASMs. Other Revenue includes rental revenue of approximately $6 million associated with five aircraft held for operating lease in the second quarter, which is not included

4 -
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, non-cash management stock compensation expense, costs arising from its cargo operations, depreciation recognized on our aircraft and flight equipment held for operating lease, certain commissions, and other costs of selling its vacations product from this measure. See table titled “Reconciliation of CASM to Adjusted CASM”

5 -	Total liquidity = cash and cash equivalents + available-for-sale securities + amount available under revolver
6 -	Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents - available-for-sale securities
Contacts

Investor Relations
IR@suncountry.com
Media
mediarelations@suncountry.com

Forward Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:
• our strategy, outlook and growth prospects;
• our operational and financial targets and dividend policy;
• general economic trends and trends in the industry and markets;
• potential repurchases of our common stock; and
• the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Non-GAAP Financial Measures
We sometimes use information that is derived from the Consolidated Financial Statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,
	2023	2022	% Change
Operating Revenues:
Scheduled Service	$111,467	$108,412	2.8
Charter Service	49,626	42,749	16.1
Ancillary	66,773	44,201	51.1
Passenger	227,866	195,362	16.6
Cargo	25,017	21,190	18.1
Other	8,203	2,515	226.2
Total Operating Revenue	261,086	219,067	19.2

Operating Expenses:
Aircraft Fuel	52,360	76,947	(32.0)
Salaries, Wages, and Benefits	75,919	60,298	25.9
Aircraft Rent	779	2,211	(64.8)
Maintenance	15,942	12,782	24.7
Sales and Marketing	8,507	7,881	7.9
Depreciation and Amortization	22,355	16,854	32.6
Ground Handling	11,311	8,212	37.7
Landing Fees and Airport Rent	12,962	9,496	36.5
Other Operating, net	25,364	21,017	20.7
Total Operating Expenses	225,499	215,698	4.5
Operating Income	35,587	3,369	956.3

Non-operating Income (Expense):
Interest Income	2,545	532	378.4
Interest Expense	(11,239)	(7,042)	59.6
Other, net	(143)	(1,702)	(91.6)
Total Non-operating Expense, net	(8,837)	(8,212)	7.6

Income (Loss) before Income Tax	26,750	(4,843)	NM
Income Tax Expense	6,132	(921)	NM
Net Income (Loss)	$20,618	$(3,922)	NM

Net Income (Loss) per share to common stockholders:
Basic	$0.37	$(0.07)	NM
Diluted	$0.35	$(0.07)	NM
Shares used for computation:
Basic	56,084,759	58,060,716	(3.4)
Diluted	59,712,048	58,060,716	2.8
“NM” stands for not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Six Months Ended June 30,
	2023	2022	% Change
Operating Revenues:
Scheduled Service	$264,124	$232,479	13.6
Charter Service	95,813	75,628	26.7
Ancillary	135,198	89,287	51.4
Passenger	495,135	397,394	24.6
Cargo	48,378	42,243	14.5
Other	11,688	5,954	96.3
Total Operating Revenue	555,201	445,591	24.6

Operating Expenses:
Aircraft Fuel	124,650	141,492	(11.9)
Salaries, Wages, and Benefits	151,349	119,915	26.2
Aircraft Rent	2,259	5,397	(58.1)
Maintenance	28,981	24,777	17.0
Sales and Marketing	18,436	16,509	11.7
Depreciation and Amortization	41,815	32,182	29.9
Ground Handling	22,349	16,170	38.2
Landing Fees and Airport Rent	25,013	19,782	26.4
Other Operating, net	48,979	44,166	10.9
Total Operating Expenses	463,831	420,390	10.3
Operating Income	91,370	25,201	262.6

Non-operating Income (Expense):
Interest Income	5,286	556	850.7
Interest Expense	(19,869)	(15,604)	27.3
Other, net	(355)	(8,577)	(95.9)
Total Non-operating Expense, net	(14,938)	(23,625)	(36.8)

Income before Income Tax	76,432	1,576	NM
Income Tax Expense	17,486	1,861	839.6
Net Income (Loss)	$58,946	$(285)	NM

Net Income (Loss) per share to common stockholders:
Basic	$1.05	$0.00	NM
Diluted	$0.99	$0.00	NM
Shares used for computation:
Basic	56,364,170	57,984,608	(2.8)
Diluted	59,630,008	57,984,608	2.8
“NM” stands for not meaningful

KEY OPERATING STATISTICS
The following tables presents key operating statistics and metrics for the three and six months ended June 30, 2023 and 2022.

	Three Months Ended June 30,
	2023	2022	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	1,216,261	1,126,030	8.0
Available seat miles (ASMs) – thousands	1,417,778	1,343,116	5.6
Load factor	85.8%	83.8%	2.0
Revenue passengers carried	1,005,126	884,088	13.7
Departures	6,401	5,674	12.8
Block hours	19,561	18,205	7.4
Scheduled service TRASM(1) - cents	12.74	11.55	10.3
Average base fare per passenger	$110.90	$122.63	(9.6)
Ancillary revenue per passenger	$66.43	$50.00	32.9
Total Fare per Passenger	$177.33	$172.63	2.7
Fuel gallons - thousands	15,128	14,187	6.6

Charter Statistics:
Departures	2,759	2,235	23.4
Block hours	5,666	4,573	23.9
Available seats miles (ASMs) - thousands	337,319	278,804	21.0
Fuel gallons - thousands	4,023	3,271	23.0

Cargo Statistics:
Departures	3,184	2,693	18.2
Block hours	8,570	7,762	10.4

Total System Statistics:
Average passenger aircraft	42.0	34.5	21.7
Passenger aircraft – end of period	43	41	4.9
Cargo aircraft – end of period	12	12	—
Aircraft held for operating lease – end of period	5	—	NM
Available seat miles (ASMs) – thousands	1,780,340	1,632,501	9.1
Departures	12,495	10,687	16.9
Block hours	34,230	30,755	11.3
Daily utilization – hours	6.7	7.4	(9.5)
Average stage length – miles	1,046	1,120	(6.6)
Total revenue per ASM (TRASM)(2) - cents	12.93	12.12	6.7
Cost per ASM (CASM) - cents	12.67	13.21	(4.1)
Adjusted CASM - cents	7.88	7.14	10.4
Fuel gallons - thousands	19,399	17,568	10.4
Fuel cost per gallon	$2.71	$4.39	(38.3)
Employees at end of period	2,749	2,282	20.5
1 – See note 3 in end notes
2 – See note 4 in end notes

	Six Months Ended June 30,
	2023	2022	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	2,648,392	2,464,490	7.5
Available seat miles (ASMs) – thousands	3,043,506	3,027,648	0.5
Load factor	87.0%	81.4%	5.6
Revenue passengers carried	2,003,364	1,806,740	10.9
Departures	12,578	11,901	5.7
Block hours	41,503	40,638	2.1
Scheduled service TRASM(1) - cents	13.31	10.82	23.0
Average base fare per passenger	$131.84	$128.67	2.5
Ancillary revenue per passenger	$67.49	$49.42	36.6
Total Fare per Passenger	$199.33	$178.09	11.9
Fuel gallons - thousands	32,511	31,587	2.9

Charter Statistics:
Departures	5,128	3,855	33.0
Block hours	10,720	8,377	28.0
Available seats miles (ASMs) - thousands	639,231	514,509	24.2
Fuel gallons - thousands	7,550	6,029	25.2

Cargo Statistics:
Departures	6,211	5,267	17.9
Block hours	16,346	15,152	7.9

Total System Statistics:
Average passenger aircraft	41.7	34.3	21.6
Passenger aircraft – end of period	43	41	4.9
Cargo aircraft – end of period	12	12	—
Aircraft held for operating lease – end of period	5	—	NM
Available seat miles (ASMs) – thousands	3,725,341	3,560,651	4.6
Departures	24,167	21,174	14.1
Block hours	69,313	64,560	7.4
Daily utilization – hours	7.0	8.0	(12.5)
Average stage length – miles	1,132	1,227	(7.7)
Total revenue per ASM (TRASM)(2) - cents	13.45	11.33	18.7
Cost per ASM (CASM) - cents	12.45	11.81	5.4
Adjusted CASM - cents	7.47	6.64	12.5
Fuel gallons - thousands	40,472	37,813	7.0
Fuel cost per gallon	$3.10	$3.76	(17.6)
Employees at end of period	2,749	2,282	20.5
1 – See note 3 in end notes
2 – See note 4 in end notes

SUMMARY BALANCE SHEET (Dollars in millions) (amounts may not recalculate due to rounding)

	June 30, 2023	December 31, 2022	% Change
	(Unaudited)
Cash & Cash Equivalents	$86.9	$92.1	(5.6)
Other Current Assets	215.3	253.4	(15.0)
Total Current Assets	302.3	345.5	(12.5)
Total Property & Equipment, net	948.1	785.7	20.7
Other	384.3	393.3	(2.3)
Total Assets	1,634.6	1,524.4	7.2

Air Traffic Liabilities	130.3	158.0	(17.6)
Current Finance Lease Obligations	33.6	18.0	87.0
Current Operating Lease Obligations	4.5	6.3	(28.8)
Current Maturities of Long-Term Debt, net	83.2	57.5	44.6
Income Tax Receivable Agreement Liability	8.0	2.3	254.0
Other Current Liabilities	123.7	135.0	(8.4)
Total Current Liabilities	383.3	377.1	1.6
Finance Lease Obligations	223.6	233.3	(4.1)
Operating Lease Obligations	18.3	19.8	(7.9)
Long-Term Debt, net	365.2	294.7	23.9
Income Tax Receivable Agreement Liability	93.0	101.5	(8.4)
Other	10.5	5.2	101.1
Total Liabilities	1,093.9	1,031.7	6.0

Total Stockholders Equity	$540.8	$492.7	9.8

SUMMARY CASH FLOW (Dollars in millions) (Unaudited - amounts may not recalculate due to rounding)

	Six Months Ended June 30,
	2023	2022	% Change
Net Cash Provided by Operating Activities	$95.7	$37.1	158.2

Purchases of Property & Equipment	(192.4)	(137.6)	39.7
Other, net	24.3	(61.3)	(139.6)
Net Cash Used in Investing Activities	(168.0)	(199.0)	(15.5)

Common Stock Repurchases	(22.2)	—	NM
Proceeds from Borrowing	119.2	172.5	(30.9)
Repayment of Finance Lease Obligations	(8.7)	(24.3)	(64.3)
Repayment of Borrowings	(21.8)	(86.0)	(74.7)
Other, net	(2.8)	(1.0)	174.8
Net Cash Provided by Financing Activities	63.6	61.1	4.1

Net Decrease in Cash	(8.7)	(100.8)	(91.4)
Cash, Cash Equivalents and Restricted Cash – Beginning of the Period	102.9	317.8	(67.6)
Cash, Cash Equivalents and Restricted Cash – End of the Period	$94.2	$217.0	(56.6)
“NM” stands for not meaningful

NON-GAAP FINANCIAL MEASURES
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income (Loss) Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Share, Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income (Loss) Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of Operating Income and Net Income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
The measures described above have limitations as analytical tools. Some of the limitations applicable to these measures include: they do not reflect the impact of certain cash and non-cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate these non-GAAP measures differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, the following non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to the possible differences in the method of calculation and in the items being adjusted.
For the aforementioned reasons, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income (Loss) Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Share, Adjusted EBITDA and Adjusted EBITDA Margin have significant limitations which affect their use as indicators of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of GAAP Operating Income to Adjusted Operating Income Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP operating income to adjusted operating income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating Revenue	$261.1	$219.1	$555.2	$445.6
Operating Income	35.6	3.4	91.4	25.2
Stock Compensation Expense	4.4	0.6	7.1	1.5
Adjusted Operating Income	$40.0	$3.9	$98.5	$26.7

Operating Income Margin	13.6%	1.5%	16.5%	5.7%
Adjusted Operating Income Margin	15.3%	1.8%	17.7%	6.0%

Reconciliation of GAAP Income (Loss) Before Income Tax to Adjusted Income (Loss) Before Income Tax Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP income (loss) before income tax to adjusted income (loss) before income tax.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Income (Loss)	$20.6	$(3.9)	$58.9	$(0.3)
Add: Provision for Income Tax Expense (Benefit)	6.1	(0.9)	17.5	1.9
Income (Loss) Before Income Tax, as reported	26.8	(4.8)	76.4	1.6
Pre-tax margin	10.2%	(2.2)%	13.8%	0.4%

Stock Compensation Expense	4.4	0.6	7.1	1.5
Tax Receivable Agreement adjustment (1)	—	1.7	(0.4)	8.5
Gain on asset transactions, net (2)	—	(0.1)	—	(0.1)
Loss on refinancing credit facility	—	—	—	1.6
Secondary offering costs	0.1	—	0.6	—
Adjusted Income (Loss) Before Income Tax	$31.3	$(2.6)	$83.8	$13.0

Adjusted Pre-tax margin	12.0%	(1.2)%	15.1%	2.9%

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)
(2)	Due to changes in the Company’s operations, Management determined that, beginning in the fourth quarter of 2022, certain asset transactions will no longer be included as adjustments to Adjusted Net Income because these transactions are part of our recurring operations. This change was made prospectively beginning in the fourth quarter of 2022, and no prior period amounts have been adjusted.

Reconciliation of GAAP Net Income (Loss) and Earnings (Loss) per Share to Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share
Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of GAAP net income (loss) and earnings (loss) per share to adjusted net income (loss) and adjusted earnings (loss) per share.

	Three Months Ended June 30,
	2023		2022
	2023	Per Share - diluted	Dollars	Per Share - diluted
Net Income (Loss)	$20.6	$0.35	$(3.9)	$(0.07)
Stock Compensation Expense	4.4	0.07	0.6	0.01
Tax Receivable Agreement adjustment (1)	—	—	1.7	0.03
Gain on asset transactions, net (2)	—	—	(0.1)	—
Secondary offering costs	0.1	—	—	—
Income tax effect of adjusting items, net (3)	(1.0)	(0.02)	(0.1)	—
Adjusted Net Income (Loss)	$24.1	$0.40	$(1.8)	$(0.03)

Diluted share count	59.7		58.1

	Six Months Ended June 30,
	2023		2022
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income (Loss)	$58.9	$0.99	$(0.3)	$—
Stock Compensation Expense	7.1	0.12	1.5	0.03
Tax Receivable Agreement adjustment (1)	(0.4)	(0.01)	8.5	0.15
Gain on asset transactions, net (2)	—	—	(0.1)	—
Loss on refinancing credit facility	—	—	1.6	0.03
Secondary offering costs	0.6	0.01	—	—
Income tax effect of adjusting items, net (3)	(1.8)	(0.03)	(0.7)	(0.01)
Adjusted Net Income	$64.5	$1.08	$10.5	$0.18

Diluted share count	59.6		58.0

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)
(2)	Due to changes in the Company’s operations, Management determined that, beginning in the fourth quarter of 2022, certain asset transactions will no longer be included as adjustments to Adjusted Net Income because these transactions are part of our recurring operations. This change was made prospectively beginning in the fourth quarter of 2022, and no prior period amounts have been adjusted.
(3)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the application period

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following tables present the reconciliation of net income (loss) to adjusted EBITDA for the periods presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Income (Loss)	$20.6	$(3.9)	$58.9	$(0.3)
Interest Income	(2.5)	(0.5)	(5.3)	(0.6)
Interest Expense	11.2	7.0	19.9	15.6
Stock Compensation Expense	4.4	0.6	7.1	1.5
Tax Receivable Agreement adjustment (1)	—	1.7	(0.4)	8.5
Secondary offering costs	0.1	—	0.6	—
Gain on asset transactions, net (2)	—	(0.1)	—	(0.1)
Provision for Income Taxes	6.1	(0.9)	17.5	1.9
Depreciation and Amortization	22.4	16.9	41.8	32.2
Adjusted EBITDA	$62.3	$20.7	$140.2	$58.7

Adjusted EBITDA margin	23.9%	9.5%	25.3%	13.2%

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)
(2)	Due to changes in the Company’s operations, Management determined that, beginning in the fourth quarter of 2022, certain asset transactions will no longer be included as adjustments to Adjusted Net Income because these transactions are part of our recurring operations. This change was made prospectively beginning in the fourth quarter of 2022, and no prior period amounts have been adjusted.

Adjusted CASM
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations, stock based compensation, depreciation recognized on our aircraft and flight equipment held for operating lease, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors.

Adjusted CASM excludes fuel costs. By excluding volatile fuel expenses that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft and maintenance costs, and productivity, which are more controllable by management.
We have excluded costs related to the cargo operations and depreciation recognized on our aircraft and flight equipment held for operating lease as these operations do not create ASMs. During the six months ended June 30, 2023, the Company acquired five 737-900ERs that are currently on lease to an unaffiliated airline. Depreciation expense on these aircraft materially began during the three months ended June 30, 2023. Adjusted CASM further excludes other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any period.
As derivations of Adjusted CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of Adjusted CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the aforementioned reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of CASM to Adjusted CASM Amounts may not recalculate due to rounding, dollar amounts in millions
The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended June 30,
	2023		2022
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$225.5	12.67	$215.7	13.21
Less:
Aircraft Fuel	52.4	2.94	76.9	4.71
Stock Compensation Expense	4.4	0.25	0.6	0.04
Cargo expenses, not already adjusted above	26.0	1.46	21.3	1.31
Sun Country Vacations	0.3	0.01	0.2	0.01
Aircraft and Flight Equipment Held for Operating Lease, Depreciation Expense	2.3	0.13	—	—
Adjusted CASM	$140.2	7.88	$116.6	7.14

Available seat miles (ASMs) - mm	1,780.3		1,632.5

	Six Months Ended June 30,
	2023		2022
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$463.8	12.45	$420.4	11.81
Less:
Aircraft Fuel	124.7	3.35	141.5	3.97
Stock Compensation Expense	7.1	0.19	1.5	0.04
Cargo expenses, not already adjusted above	50.8	1.36	40.4	1.14
Sun Country Vacations	0.7	0.02	0.6	0.02
Aircraft and Flight Equipment Held for Operating Lease, Depreciation Expense	2.3	0.06	—	—
Adjusted CASM	$278.3	7.47	$236.3	6.64

Available seat miles (ASMs) - mm	3,725.3		3,560.7